Exhibit 23-A

                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-3) pertaining to the Automatic Dividend Reinvestment Plan of Sprint Corporation of our reports for Sprint Corporation and the FON Group dated February 3, 1998 (except Note 1, as to which the date is May 26, 1998) and our report for the PCS Group dated May 26, 1998 included in
 Sprint's Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173 and in Sprint's Current Report (Form 8-K) dated November 2, 1998 filed with the Securities and Exchange Commission, and our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP


 Kansas City, Missouri
 December 3, 1998